Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Pike Corporation of our report dated September 4, 2013 (except Note 19, as to which the date is September 12, 2014), with respect to the consolidated financial statements and schedule of Pike Corporation as of June 30, 2013 and for the two years then ended included in this Annual Report (Form 10-K) for the year ended June 30, 2014.

1.	Registration Statement (Form S-8 No. 333-126902) pertaining to the 2002 Stock Option Plan A, 2002 Stock Option Plan B, and 2005 Omnibus Incentive Compensation Plan,

2.	Registration Statement (Form S-8 No. 333-150815) pertaining to the 2008 Omnibus Incentive Compensation Plan,

3.	Registration Statement (Form S-8 No. 333-130087) pertaining to the Employee Stock Purchase Plan,

4.	Registration Statement (Form S-8 No. 333-172446) pertaining to the Compensation Deferral Plan,

5.	Registration Statement (Form S-8 No. 333-177894) pertaining to the 2008 Omnibus Incentive Compensation Plan as Amended and Restated Effective November 3, 2011, and

6.	Registration Statement (Form S-3 No. 333-182889) pertaining to Pike Corporation.

/s/ Ernst & Young LLP

Charlotte, North Carolina

September 12, 2014